Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

    This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 18, 2013 by and among FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), and each of the Purchasers whose names are set forth on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

    WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and

    WHEREAS, the Company is offering (i) shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”) with a stated value of $.80 per share (the “Stated Value”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) Warrants (the “Warrants”) exercisable to purchase the number of shares of Common Stock equal to 133.1% of the aggregate number of shares of Common Stock underlying all of the Preferred Shares issued to each Purchaser pursuant to the terms hereof.

AGREEMENT

    NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

Purchase and Sale of the Preferred Shares and Warrants

    Section 1.1 Purchase and Sale of Preferred Shares and Warrants. Upon the following terms and conditions, the Company is offering to each Purchaser the number of Preferred Shares and Warrants set forth opposite such Purchaser’s name on such Purchaser’s signature page hereto. The designation, rights, preferences and other terms and provisions of the Preferred Shares are set forth in the Series B Certificate of Designation, substantially in the form attached hereto as Exhibit A (the “Series B Certificate of Designation”).

    Section 1.2 Warrants. Each of the Purchasers shall be issued Warrants to purchase the number of shares of Common Stock equal to 133.1% of the aggregate number of shares of Common Stock underlying all Preferred Shares issued by the Company to each Purchaser for the  shares as set forth opposite such Purchaser’s name on such Purchaser’s signature page hereto. The Warrants, in substantially the form attached hereto as Exhibit B, shall expire five (5) years following the applicable Closing Date and have an initial exercise price of $0.83.

    Section 1.3 Conversion and Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively.  The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

    Section 1.4 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase Preferred Shares with an aggregate Stated Value of up to $7,000,000 (the “Aggregate Purchase Price”), provided, however, that Preferred Shares with a Stated Value of $3,618,461 will be issued in exchange for the transfer by Platinum-Montaur Life Sciences, LLC (“Platinum”) of 1,230,769 freely tradable shares of common stock of Navidea Biopharmaceuticals, Inc., a Delaware corporation, which shares trade on the NYSE Amex (the “Consideration Shares”); and provided further, that a portion of the  Aggregate Purchase Price may also be paid by certain Purchasers forgiving outstanding indebtedness owed by the Company as evidenced by bridge notes held by such Purchasers.  The initial closing (the “Initial Closing”) of the purchase and sale of the Preferred Shares and the Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at such time as Purchasers have executed this Agreement to purchase at least Five Hundred Thousand Dollars ($500,000) of Preferred Shares and all of the conditions set forth in Article IV hereof and applicable to the Initial Closing shall have been fulfilled or waived in accordance herewith (the “Initial Closing Date”). After the Initial Closing, the Company may conduct any number of additional closings (each, an “Additional Closing” and, together with the Initial Closing, a “Closing”) so long as the final Additional Closing occurs on or before the 120th day following the Initial Closing Date. Subject to all conditions to Closing have been satisfied or waived, each Closing shall take place at such time and place as the parties shall agree (a “Closing Date”).  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) certificates for the number of Preferred Shares set forth opposite the name of such Purchaser on the signature pages hereto, (y) the Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on the signature pages attached hereto, and (z) any other documents required to be delivered pursuant to Article IV hereof.

ARTICLE II

Representations and Warranties

    Section 2.1 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers, as of the date hereof (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

       (a) Organization, Good Standing and Power. The Company is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Except as set forth on Schedule 2.1(a), the Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(g) hereof) on the Company’s consolidated financial condition.

       (b) Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), the Amended and Restated Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit D attached hereto (the “Escrow Agreement”), the Irrevocable Transfer Agent Instructions (as defined in Section 3.5), the Series B Certificate of Designation, and the Warrants (collectively, the “Transaction Documents”), and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

       (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof is set forth on Schedule 2.1(c) hereto.  All of the issued and outstanding shares of the Common Stock have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto:

          (i) no shares of Common Stock are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company;

          (ii) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of  capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company;

          (iii) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

          (iv) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied in all material respects with all applicable federal and state securities laws.  The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”).  Except as restricted under applicable federal, state, local or foreign laws and regulations, the Articles, the Series B Certificate of Designation or the Transaction Documents, or as set forth on Schedule 2.1(c), no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company shall limit the payment of dividends on the Company’s Preferred Shares, or its Common Stock.

       (d) Issuance of Shares. The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series B Certificate of Designation and, immediately after the Closing, the Purchasers will be the owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances, except as may be imposed under federal and state securities laws. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Series B Certificate of Designation and the Warrants, respectively, such Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders will be entitled to all rights accorded to a holder of Common Stock and will be the record and beneficial owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances.

       (e) Subsidiaries. Schedule 2.1(e) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each Subsidiary. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Except as filed as exhibits to the Commission Documents (as defined below), neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

       (f) Commission Documents, Financial Statements. For the two year period preceding the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than (i) with respect to the transactions contemplated by this Agreement, or (ii) pursuant to a non-disclosure or confidentiality agreement signed by the Purchasers.  At the time of the respective filings, the Form 10-K’s and the Form 10-Q’s complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  The financial statements of the Company included in the Commission Documents (the “Financial Statements”) complied as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       (g) No Material Adverse Effect. Since December 31, 2012, neither the Company, nor any Subsidiary has experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

       (h) No Undisclosed Liabilities.  Other than as disclosed on Schedule 2.1(h) or set forth in the Commission Documents, to the knowledge of the Company, neither the Company nor the Subsidiary has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business since December 31, 2012 and those which, individually or in the aggregate, do not have a Material Adverse Effect.

       (i) No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

       (j) Indebtedness. The Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company on a consolidated basis, or for which the Company or any Subsidiary have commitments as of the date of Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

       (k) Title to Assets. Each of the Company and any Subsidiary has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the Financial Statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of the real and personal property reflected in the Financial Statements free and clear of any Lien (as defined in Section 2.1(o) hereof). All leases are valid and subsisting and in full force and effect.

       (l) Actions Pending. Other than as disclosed on Schedule 2.1(l) or set forth in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary (i) which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto or (ii) involving any of their respective properties or assets.  To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

       (m) Compliance with Law.  The Company and each Subsidiary have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       (n) No Violation.  The business of the Company and each Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Shares and the Warrants in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

       (o) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

       (p) Taxes. The Company and each Subsidiary, to the extent its applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company or any Subsidiary, if any, is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

       (q) Certain Fees. Except as set forth on Schedule 2.1(q) hereto, no brokers fees, finders fees or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

       (r) Intellectual Property. Each of the Company and its Subsidiaries owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing, if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

       (s) Books and Records; Internal Accounting Controls. The books and records of the Company and each Subsidiary accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries.  Except as disclosed on Schedule 2.1(s), the Company and each Subsidiary maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.

       (t) Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company and each Subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act has previously been publicly filed with the Commission in the Commission Documents.  Each of the Company and the Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

       (u) Transactions with Affiliates. Except as set forth in the Financial Statements or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

       (v) Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Preferred Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Preferred Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Preferred Shares and the Warrants.

       (w) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Series B Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

       (x) Employees. Except as disclosed on Schedule 2.1(x), neither the Company nor any Subsidiary has any collective bargaining arrangements covering any of its employees.  Schedule 2.1(x) sets forth a list of the employment contracts, agreements regarding proprietary information, non-competition agreements, non-solicitation agreements, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since December 31, 2012, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

       (y) Absence of Certain Developments. Except as disclosed on Schedule 2.1(y), since December 31, 2012, neither the Company nor the Subsidiaries have:

          (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

          (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

          (iii) discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

          (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

          (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

          (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

          (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

          (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

          (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

          (xi) made charitable contributions or pledges in excess of $10,000;

          (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

          (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

          (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

       (z) Investment Company Act. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

       (aa) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

       (bb) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof.

    Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, with respect solely to itself and not with respect to any other Purchaser:

       (a) Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

       (b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Preferred Shares and the Warrants, being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

       (c) No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

       (d) Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

       (e) Acquisition for Investment. Each Purchaser is acquiring the Preferred Shares  and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Preferred Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Preferred Shares or the Warrants at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

       (f) Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

       (g) No General Solicitation. Each Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

       (h) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144, of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

       (i) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

       (j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

       (k) Brokers. Other than as may be set forth on Schedule 2.1(q) hereto, no Purchaser has any knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

       (l) Confidential Information.  Each Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information is known to the public through no fault of such Purchaser or his or its employees or representatives; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Shares, so long as the prospective transferee agrees to be bound by the provisions of this Section 2.2(l), or (iii) to any general partner or affiliate of such Purchaser.

       (m) Consideration Shares.  Platinum represents and warrants that it owns and has good, valid and indefeasible title to and the right to transfer the Consideration Shares pursuant to this Agreement, free and clear of any and all Liens.  There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which Platinum is a party or by which the Consideration Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Consideration Shares.  At the Closing Date, the Company will acquire good, valid and marketable title to the Consideration Shares free and clear of any and all Liens except as may be imposed under applicable securities laws. Other than with respect to the Platinum’s title to the Consideration Shares as set forth in this Section 2.2(m), Platinum disclaims any and all representations and warranties concerning the Consideration Shares, the performance or prospect of the issuer thereof, of the fitness for investment by the Company in the Consideration Shares.  By accepting the Consideration Shares hereunder, the Company represents and warrants to Platinum that it has made its own investigation of the Consideration Shares and the value thereof, and has not relied upon any information concerning the Consideration Shares (other than as set forth in this Section 2.2(m) concerning Platinum’s title thereto) or the issuer supplied by or on behalf of Platinum.

ARTICLE III

Covenants

    The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

    Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, the Conversion Shares and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

    Section 3.2 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply in all respects, with all applicable laws, rules, regulations and orders, except for such non-compliance which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    Section 3.3 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and each Subsidiary.

    Section 3.4 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

    Section 3.5 Transfer Agent.  The Company has engaged the transfer agent and registrar listed on Schedule 3.5 hereto (the “Transfer Agent”) with respect to its Common Stock, who is DTC and DWAC eligible and who will recognize, execute and honor the Irrevocable Transfer Agent Instructions (as defined below).  As a condition to Closing, the Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants, in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.5 will be given by the Company to the Transfer Agent with respect to the Conversion Shares and Warrant Shares and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, in compliance with applicable law and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct the Transfer Agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend.

    Section 3.6 Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act as if it was required to do so, and the Company shall not cease to file reports under the Exchange Act notwithstanding its status as a “voluntary” filer.

    Section 3.7 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing. The Company shall also file with the Commission, the Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Series B Certificate of Designation and the form of Warrant) within four (4) Business Days following the Closing Date.  “Business Day” means any day during which the NYSE Amex (or other principal exchange) shall be open for trading.

    Section 3.8 Disclosure of Material Information. The Company and the Subsidiaries covenant and agree that neither it nor any other person acting on its or their behalf has provided or, from and after the filing of the Press Release, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a specific written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.  At the time of the filing of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release.  The Company shall not disclose the identity of any Purchaser in any filing with the Commission except as required by the rules and regulations of the Commission thereunder.

    Section 3.9 Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bonafide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At a Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser, in accordance with applicable laws relating to the transfer of the securities.

    Section 3.10 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

    Section 3.11 Participation in Subsequent Financings.  (a)  So long as a Purchaser owns at least ten percent (10%) of the total number of Preferred Shares such Purchaser purchased hereunder (an “Eligible Purchaser”), the Company covenants and agrees to promptly notify in writing (a "Rights Notice") the Eligible Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock; provided, however, prior to delivering to each Eligible Purchaser a Rights Notice, the Company shall first deliver to each Eligible Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) Business Days of receiving an applicable offer, which Pre-Notice shall ask such Eligible Purchaser if it wants to review the details of such financing.  Upon the request of an Eligible  Purchaser, and only upon a request by such Eligible Purchaser within three (3) Business Days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) Business Days after such request, deliver a Rights Notice to such Eligible Purchaser.  The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known), the proposed closing date of the Subsequent Financing, which shall be no earlier than ten (10) Business Days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith.  The Rights Notice shall provide each Eligible Purchaser an option (the “Rights Option”) during the ten (10) Business Days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether such Eligible Purchaser will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing, provided that, the amount of such purchase shall not exceed the Stated Value of such Eligible Purchaser’s Preferred Shares hereunder except as allowed by the following sentence.  If any Eligible Purchaser elects not to participate in such Subsequent Financing, the other Eligible Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the total Stated Value of all of such Eligible Purchaser’s Preferred Shares hereunder.  For purposes of this Section, all references to “pro rata” means, for any Eligible Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Preferred Shares purchased by such Eligible Purchaser at the Closing by (y) the total number of all of the Preferred Shares purchased by all of the participating Eligible Purchasers at the Closing.  Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the purchase price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing.  If the Company does not receive notice of exercise of the Rights Option from any or all of Eligible Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date set forth in the Rights Notice (or within sixty (60) days thereafter) without the participation of any or all of such Eligible Purchasers; provided that, all of the material terms and conditions of the closing are the same as those provided to the Eligible Purchasers in the Rights Notice.  If the closing of the proposed Subsequent Financing does not occur on the scheduled closing date set forth in the Rights Notice (or within sixty (60) days thereafter), any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.11(a), including, without limitation, the delivery of a new Rights Notice.  The provisions of this Section 3.11(a) shall not apply to issuances of securities in a Permitted Financing.

       (b)  For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing.  A "Permitted Financing" shall mean (i) securities issued pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Company pursuant to a merger, purchase of substantially all the assets or any type of reorganization (each an “Acquisition”) provided that (A) the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and (B) such Acquisition is approved by the Company’s Board of Directors; (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the terms governing the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchasers); (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the primary purpose of raising capital; (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock, in each case, at no less than the then-applicable fair market value, pursuant to equity incentive plans that are adopted by the Company’s Board of Directors; (v) securities issued to any placement agent and its respective designees for the transactions contemplated by this Agreement; (vi) securities issued at no less than the then-applicable fair market value to advisors or consultants (including, without limitation, financial advisors and investor relations firms) in connection with any engagement letter or consulting agreement, provided that any such issuance is approved by the Company’s Board of Directors; (vii) securities issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issue is approved by the Company’s Board of Directors; (viii) securities issued to vendors or customers or to other persons in similar commercial situations as the Company, provided that any such issue is approved by the Company’s Board of Directors; and (ix) securities issued in connection with any recapitalization of the Company.

       (c)  For so long as not less than 25% of the Preferred Shares issued pursuant to this Agreement remain outstanding, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing the sale of the Preferred Stock hereunder, as determined by Platinum in its reasonable discretion, then each Purchaser in its sole discretion may exchange the Preferred Shares then held by such Purchaser, valued at their stated value, together with accrued but unpaid dividends, for the securities issued or to be issued in the Subsequent Financing.  For the avoidance of doubt, if a Purchaser exchanges the Preferred Shares held by it pursuant to this Section 3.11(c), all dividends that would be payable through the third anniversary of the Issuance Date (as defined in the Series B Certificate of Designation), or fourth anniversary of the Issuance Date in the event any Purchaser holds at least 4,500,000 Preferred Shares after the Issuance Date and prior to October 1, 2013, shall be deemed earned and payable as of the date of such exchange.  The Company covenants and agrees to promptly notify in writing the Purchasers of the terms and conditions of any such proposed Subsequent Financing.  Neither an exchange pursuant to this provision nor any redemption or conversion of the Preferred Shares shall have any effect on a Purchaser’s Warrants.  The Warrants constitute a separate, detachable security from the Preferred Shares.  Notwithstanding any such exchange, redemption or conversion, the Purchasers shall retain all of the outstanding Warrants that they received upon Closing, or otherwise, that have not been exercised by the Purchasers.

ARTICLE IV

CONDITIONS

    Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

       (a) Accuracy of Each Purchaser’s Representations and Warranties. Each of the representations and warranties of each Purchaser in this Agreement and the other Transaction Documents that are qualified by materiality or by reference to any Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties shall be true and correct in all material respects, as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

       (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

       (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

       (d) Delivery of Cash Purchase Price. The Stated Value for each of the Preferred Shares being paid for in cash shall have been delivered to the escrow agent pursuant to the Escrow Agreement.

       (e) Delivery of Consideration Shares. The Consideration Shares, together with any applicable transfer documents required to effectuate the transfer of the Consideration Shares from Platinum to the Company, shall have been delivered to the Company within ten Business Days of the Initial Closing Date.

       (f) Series B Certificate of Designation of Rights and Preferences. Prior to the Initial Closing, the Series B Certificate of Designation shall have been filed with the Secretary of State of Nevada.

       (g) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties shall have been duly executed and delivered by the Purchasers to the Company.

    Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

       (a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents that are qualified by materiality or by reference to any Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties shall be true and correct in all material respects, as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

       (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

       (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

       (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

       (e) Series B Certificate of Designation of Rights and Preferences. Prior to the Initial Closing, the Series B Certificate of Designation shall have been filed with the Secretary of State of Nevada.

       (f) Opinions of Counsel. At the Closing, the Purchasers shall have received an opinion of (i) Sherman & Howard L.L.C., Nevada legal counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit F hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing, and (ii) Loeb & Loeb LLP, securities counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit G.

       (g) Registration Rights Agreement. On the Closing Date, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

       (h) Certificates. Promptly following each Closing, the Company shall deliver to the Purchasers the certificates for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing to such address set forth next to each Purchaser’s name on the signature pages hereto with respect to such Closing.

       (i) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

       (j) Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

       (k) Escrow Agreement. On the Closing Date, the Company and the escrow agent shall have executed and delivered the Escrow Agreement to each Purchaser.

ARTICLE V

Stock Certificate Legend

    Section 5.1 Legend. Each certificate representing the Preferred Shares, the Warrants and Warrant Shares and if appropriate, securities issued upon conversion or exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

    The Company agrees to reissue certificates representing any of the Conversion Shares or the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such sale and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144(i)  under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or the Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or the Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s prime broker with the DTC through its DWAC system (to the extent not inconsistent with any provisions of this Agreement).  In addition, the Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and public resale of the Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration under the Securities Act and applicable “blue sky” laws, which opinion, if issued, shall be deemed to satisfy the requirements of third paragraph of this Section 5.1.  Without limiting the generality of the foregoing, in the event that Conversion Shares or Warrant Shares are sold in a manner that complies with an exemption from registration (including pursuant to Rule 144), the Company shall promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of any legend restricting transfer pursuant to Section 5.1 hereof

ARTICLE VI

Indemnification

    Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Aggregate Purchase Price paid by such Purchaser hereunder. In no event shall any “Indemnified Party” (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

    Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

    Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

    Section 7.2 Specific Enforcement; Consent to Jurisdiction.

       (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

       (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

    Section 7.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of over fifty percent (50%) of the Preferred Shares then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

    Section 7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto..

    Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

    Section 7.6 Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

    Section 7.7 Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part (i) to a third party acquiring all or substantially all of its Shares or Warrants in a private transaction or (ii) to an affiliate, in each case, without the prior written consent of the Company or the other Purchasers, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchasers.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. If any Purchaser transfers Preferred Shares purchased hereunder, any such penalty shares or liquidated damages, as the case may be, pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the purchaser or the Company.

    Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

    Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for a period of one (1) year following the Closing Date.

    Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

    Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

    Section 7.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

    Section 7.14 Counsel of Lead Purchaser.  It is acknowledged by each Purchaser that Platinum (the “Lead Purchaser”) has retained Burak Anderson & Melloni, PLC to act as its counsel in connection with the transactions contemplated by the Transaction Documents and that Burak Anderson & Melloni, PLC has not acted as counsel for any Purchaser, other than the Lead Purchaser, in connection with the transactions contemplated by the Transaction Documents and that none of such Purchasers has the status of a client for conflict of interest or any other purposes as a result thereof.

    Section 7.15 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Series B Certificate of Designation, the Registration Rights Agreement and the other Transaction Documents.

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    IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FLUOROPHARMA MEDICAL, INC.	Address for Notice:
By:__________________________________________ Name: Johan M. (Thijs) Spoor Title: CEO and President With a copy to (which shall not constitute notice):	FluoroPharma Medical, Inc. 8 Hillside Avenue, Suite 207 Montclair, NJ 07042 Attention: Johan M. (Thijs) Spoor, CEO and President Telephone No.: (973) 744-1565 Facsimile No. (973) 744-7617
Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: David J. Levine, Esq. Telephone No.: 212-407-4923 Facsimile No.: 212-818-1184

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGE TO  SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: ______________________________________________
Facsimile Number of Authorized Signatory: _____________________________________________
Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Preferred Shares: _________________

Warrant Shares: __________________

Purchaser’s Tax I.D. or Social Security Number: _______________________

EXHIBIT A TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF SERIES B CERTIFICATE OF DESIGNATION

A-1

EXHIBIT B TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF WARRANT

B-1

EXHIBIT C TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

C-1

EXHIBIT D TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF ESCROW AGREEMENT

D-1

EXHIBIT E TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

____________, 2013

V-Stock Transfer LLC
77 Spruce Street, No. 201
Cedarhurst, NY 11516
Attn: _____________

Ladies and Gentlemen:

    Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of September 18, 2013, by and among FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), and each of the Purchasers of Preferred Shares whose names are set forth on the signature pages thereto (individually, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company is issuing to the Purchasers shares of its Series B Convertible Preferred Stock, par value $0.001 per share, (the “Preferred Shares”) and (ii) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

    This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of an instruction letter executed by an authorized officer of the Company.

    So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then (i) the certificates to each Purchaser for the Conversion Shares and the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”; and

E-1

    Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

    Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

FLUOROPHARMA MEDICAL, INC.

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

V-Stock Transfer LLC

By:

Name:

Title:

Date:

E-2

EXHIBIT F TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF OPINION OF NEVADA COUNSEL

F-1

EXHIBIT G TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF LOEB & LOEB LLP OPINION

G-1

DISCLOSURE SCHEDULE OF EXCEPTIONS TO
SECURITIES PURCHASE AGREEMENT

September 18, 2013

    This Disclosure Schedule of Exceptions has been prepared by FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), in connection with the representations and warranties set forth in the Securities Purchase Agreement dated September 18, 2013 (the “Purchase Agreement”) by and among the Company and the purchasers named therein (the “Purchasers”).  The representations and warranties of the Company contained in the Purchase Agreement shall be subject to the corresponding provisions set forth herein.

    Unless otherwise expressly provided for in the Purchase Agreement, anything disclosed herein shall be the exceptions to the corresponding representations and warranties of the Company. The section numbers of this Disclosure Schedule correspond to the section numbers of the Purchase Agreement.  No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against its interest.

    Capitalized terms used in this Disclosure Schedule but not otherwise defined shall have the same meaning as given to them in the Purchase Agreement.

Schedule 2.1(a)
Organization, Good Standing and Power

None.

Schedule 2.1(c)
Capitalization

Preferred stock - 100,000,000 authorized; Series A - $0.001 par value, 3,500,000 designated.
Common stock - $0.001 par value, 200,000,000 shares authorized.

Capitalization as of August  30, 2013:

Common Stock
Total Common Stock	24,385,013

Preferred Stock
Series A Preferred Stock	2,234,673
Total Preferred Stock	2,234,673

Warrants
Total Warrants @ $0.50	277,500
Total Warrants @ $0.83	1,041,028
Total Warrants @ $0.84	20,000
Total Warrants @ $0.85	281,912
Total Warrants @ $0.90	1,819,119
Total Warrants @ $0.95	20,000
Total Warrants @ $1.00	426,417
Total Warrants @ $1.33	3,432,336
Total Warrants	7,318,312

Options
Total Options @ $0.13	15,000
Total Options @ $0.17	675,000
Total Options @ $0.50	1,402,500
Total Options @ $0.83	891,644
Total Options @ $0.84	600,000
Total Options @ $0.95	573,000
Total Options @ $1.05	27,750
Total Options @ $1.17	165,000
Total Options @ $1.33	165,000
Total Options @ $1.40	35,714
Total Options	4,550,428

Total FD Common Stock Equivalents	38,488,424

Schedule 2.1(e)
Subsidiaries

FluoroPharma Inc., a Delaware corporation.

Schedule 2.1(h)
No Undisclosed Liabilities

The Company entered into additional Note Purchase Agreements with investors for the sale and issuance of promissory notes in the aggregate principal amount of $115,000 (the “Notes”).

The Notes bear interest at the rate of 10% per annum, and mature six months from the date of issuance.  The Notes contain customary default provisions and provide that 110% of principal amount of the Notes shall be exchanged by the investor into securities offered in a subsequent financing consummated by the Company prior to the maturity date of the Notes.  Notes in the aggregate principal amount of $260,000 will be exchanged into Series B Preferred Stock pursuant to the Purchase Agreement.

Schedule 2.1(l)
Actions Pending

On July 16, 2013, Plaintiff, Todd Nelson, served the Company with process in the matter captioned, Todd Nelson v. Fluoropharma Medical, Inc.; and  Does 1 through 10,  No. 13 CV 01152 JCM CWH, which is pending before the United States District Court for the District of Nevada.  In this action, the Plaintiff alleged that he suffered damages attributable to the Company’s refusal to honor certain stock options after February 28, 2012.  Plaintiff seeks at least $325,200.00 in damages, as well as punitive and exemplary damages, prejudgment interest, and costs.  The Company was due to respond to these allegations by August 6, 2013; however on August 5, 2013, the Company filed an Emergency Motion to Extend the Time to Answer or Otherwise Respond to Complaint.  The Court granted the Company’s Emergency Motion extending its time to respond to the allegations until August 16, 2013. On August 16, 2013, the Company filed a Motion to Dismiss the Complaint. The Company is presently awaiting the Plaintiff's response to its motion.

Schedule 2.1(q)
Certain Fees

No fees will be payable in connection with any Preferred Shares purchased by Platinum or any Purchasers who receive Preferred Shares in exchange for bridge notes.

Placement agent fees are payable to each of: (i) LifeTech Capital, (ii)  Monarch Capital Group and (iii) Brookline Group, but only in connection with any Purchasers introduced to the Company by such placement agent.

The fees are payable as follows with respect to any Purchasers introduced to the Company by such placement agent:

LifeTech Capital: 7% cash; 7% warrants.
Monarch Capital Group: 8% cash; 10% warrants.
Brookline Group: 8% cash; 10% warrants.

Schedule 2.1(s)
Books and Records; Internal Accounting Controls

None.

Schedule 2.1(x)
Employees

Employment Agreements with Executive Officers:

Johan M. (Thijs) Spoor:

On July 30, 2012, the Company entered into an employment agreement with Johan M. (Thijs) Spoor to continue to serve as our Chief Executive Officer. Mr. Spoor has been serving as the Company’s CEO since January 1, 2011. The agreement is for an initial three year term.

Tamara Rhein:

Effective as of August 22, 2012, the Company entered into an employment agreement with Ms. Rhein pursuant to which Ms. Rhein serves as the Company’s Chief Financial Officer. The agreement is for an initial one year term that shall automatically renew for successive one year increments unless otherwise terminated.

Schedule 2.1(y)
Absence of Certain Developments

See Schedule 2.1(h).